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                                                                    EXHIBIT 5.01
                                                                    ------------

                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH                    WASHINGTON
                            36 SOUTH CHARLES STREET                   NEW YORK
                        BALTIMORE, MARYLAND 21201-3018              PHILADELPHIA
                                  410-539-2530                         EASTON
                                FAX: 410-539-0489                      LONDON




                               February 14, 1997


RWD Technologies, Inc.
10480 Little Patuxent Parkway, Suite 1200
Columbia, Maryland 21044-3530

                             RE:  Registration Statement on Form S-1
                                  ----------------------------------

Dear Sirs:

       We have acted as counsel to RWD Technologies, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to up to 3,450,000 shares of the Company's Common Stock, par value
$.01 per share, up to 3,282,000 of which will be newly issued by the Company (the "Company Shares") and up to 168,000 of which were previously issued by the Company and are being sold for the account of the holders, thereof (the "Stockholder Shares" and, together with the Company Shares, the "Shares").

       In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Company Shares and the Stockholder Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

       Based upon the foregoing, we are of the opinion and advise you that (i) each of the Company Shares described in the Registration Statement has been duly authorized and, upon sale of such Company Shares as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable; and (ii) Each of the Stockholder Shares described in the Registration Statement has been duly authorized and is validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                          Very truly yours,


                                          PIPER & MARBURY L.L.P.